January 31, 2000



VIA EDGAR



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Attention: Carol McGee, Esq.

         Re:      ABATIX CORP. (THE "COMPANY") -
                  REGISTRATION STATEMENT ON FORM S-3: FILE NO. 333-95187

Gentlemen:

         The undersigned issuer of the shares of Common Stock included in the above Registration Statement on Form S-3 hereby requests, pursuant to Rule 461(a) under the Securities Act of 1933, that its Registration Statement become effective at 10:00 A.M., E.S.T. on Tuesday, February 1, 2000, or as soon thereafter as practicable.


Very truly yours,

ABATIX CORP.

/S/ FRANK J. CINATL, IV
-----------------------------------
Frank J. Cinatl, IV, Vice President